DELTA AIR LINES, INC.
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
THREE MONTHS  ENDED DECEMBER 31, 1994 AND 1993
                                                                EXHIBIT 11
                       (In millons except  per share amounts)

                                                               1994          1993
PRIMARY:

  Weighted average shares outstanding                            51            50
  Additional shares assuming
    exercise of stock options                                     *             *
      Average shares outstanding as adjusted                     51            50
Net Income  (loss)                                             $-18 $        -141
Preferred dividends series C                                    -20           -20
Preferred dividends series B                                     -2            -8
Net income  (loss) attributable to primary shares          $    -40      $   -169
Primary earnings  (loss) per share                         $  -0.79      $  -3.36

FULLY DILUTED:
  Weighted average shares outstanding                            51            50
  Additional shares assuming:
  Conversion of series C convertible preferred stock             17            17
  Conversion of series B ESOP convertible
    preferred stock                                               1             6
  Conversion of 3.23% convertible subordinated notes             10            10
  Exercise of stock options                                       *             *
    Average shares outstanding as adjusted                       79            83

  Net income  (loss)                                       $    -18      $   -141
  Interest on 3.23% convertible subordinated
    notes net of taxes                                            8             8
  Additional required ESOP contribution
    assuming conversion of series
    B ESOP convertible preferred stock                           -1            -5
Net income  (loss) attributable to fully
  diluted common shares                                    $    -11      $   -138

Fully diluted earnings  (loss) common share                $  -0.14      $  -1.64

*Antidilutive
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DELTA AIR LINES, INC.
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
FOR THE SIX MONTHS ENDED DECEMBER 31, 1994 AND 1993


                                                                   EXHIBIT 11
                       (In millons except  per share amounts)

                                                               1994                    1993
PRIMARY:

  Weighted average shares outstanding                             51                     50
  Additional shares assuming
    exercise of stock options                                      *                      *
      Average shares outstanding as adjusted                      51                     50

  Income  (loss) before cumulative effect of
    changes in accounting principles                        $    54                 $   -81
  Preferred dividends series C                                  -40                     -40
  Preferred dividends series B                                   -4                     -15
  Income  (loss) before cumulative effect of
    changes in accounting principles
    attributable to primary  shares                              10                    -136
  Cumulative effect of changes in accounting principles         114                       -
  Net income  (loss) attributable to primary shares         $   124                 $  -136

  Primary earnings  (loss) per share before
    cumulative effect of changes in accounting principles   $  0.21                 $ -2.71
  Cumulative effect of changes in accounting principles        2.25                       -
  Primary earnings  (loss) per share                        $  2.46                 $ -2.71

FULLY DILUTED:
  Weighted average shares outstanding                            51                      50
  Additional shares assuming:
   Conversion of series C convertible preferred stock            17                      17
   Conversion of series B ESOP convertible
    preferred stock                                               1                       6
   Conversion of 3.23% convertible subordinated notes            10                      10
   Exercise of stock options                                      *                       *
      Average shares outstanding as adjusted                     79                      83

  Income  (loss) before cumulative effect of
    changes in accounting principles                        $    54                 $   -81
  Interest on 3.23% convertible subordinated
    notes net of taxes                                           16                      16
  Additional required ESOP contribution
    assuming conversion of series
    B ESOP convertible preferred stock                           -2                      -9
  Income  (loss) before cumulative effect of
    changes in accounting principles                             68                     -74
  Cumulative effect of changes in accounting principles         114                       -
  Net income  (loss) attributable to fully
    diluted common shares                                   $   182                 $   -74

  Fully diluted earnings  (loss) per common share
    before cumulative effect of changes in
    accounting principles                                   $  0.85                 $ -0.89
  Cumulative effect of changes in accounting principles        1.43                       -

  Fully diluted earnings  (loss) common share               $  2.28                 $ -0.89

*Antidilutive